Exhibit 4.8

                               SUBSIDIARY GUARANTY

New York, New York                                                April 26, 2004

      FOR VALUE RECEIVED, and in consideration of note purchases from, loans made or to be made or credit otherwise extended or to be extended by Laurus Master Fund, Ltd. ("Laurus") to or for the account of Conolog Corporation ("Debtor") from time to time and at any time and for other good and valuable consideration and to induce Laurus, in its discretion, to purchase such notes, make such loans or extensions of credit and to make or grant such renewals, extensions, releases of collateral or relinquishments of legal rights as Laurus may deem advisable, each of the undersigned (and each of them if more than one, the liability under this Guaranty being joint and several) (jointly and severally referred to as "Guarantors " or "the undersigned") unconditionally guaranties to Laurus, its successors, endorsees and assigns the prompt payment when due (whether by acceleration or otherwise) of all present and future obligations and liabilities of any and all kinds of Debtor to Laurus and of all instruments of any nature evidencing or relating to any such obligations and liabilities upon which Debtor or one or more parties and Debtor is or may become liable to Laurus, whether incurred by Debtor as maker, endorser, drawer, acceptor, guarantors , accommodation party or otherwise, and whether due or to become due, secured or unsecured, absolute or contingent, joint or several, and however or whenever acquired by Laurus, whether arising under, out of, or in connection with that certain Securities Purchase Agreement dated as of the date hereof by and between Debtor and Laurus (the "Securities Purchase Agreement"); that certain Secured Convertible Note dated as of the date hereof made by Debtor in favor of Laurus (the "Note") the Warrant dated as of the date hereof made by Debtor in favor of Laurus (the "Warrant")or that certain Registration Rights Agreement dated as of the date hereof by and between Debtor and Laurus (the "Registration Rights Agreement") (the Securities Purchase Agreement, the Note, the Warrant and the Registration Rights Agreement, as each may be amended, modified, restated or supplemented from time to time, are collectively referred to herein as the "Documents"), or any documents, instruments or agreements relating to or executed in connection with the Documents or any documents, instruments or agreements referred to therein or otherwise (all of which are herein collectively referred to as the "Obligations"), and irrespective of the genuineness, validity, regularity or enforceability of such Obligations, or of any instrument evidencing any of the Obligations or of any collateral therefor or of the existence or extent of such collateral, and irrespective of the allowability, allowance or disallowance of any or all of the Obligations in any case commenced by or against Debtor under Title 11, United States Code, including, without limitation, obligations or indebtedness of Debtor for post-petition interest, fees, costs and charges that would have accrued or been added to the Obligations but for the commencement of such case. In furtherance of the foregoing, the undersigned hereby agrees as follows:

      1. No Impairment. Laurus may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of the undersigned, extend the time of payment of, exchange or surrender any collateral for, renew or extend any of the Obligations or increase or decrease the interest rate thereon, and may also make any agreement with Debtor or with any other party to or person liable on any of the Obligations, or interested therein, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between Laurus and Debtor or any such other party or person, or make any election of rights Laurus may deem desirable under the United States Bankruptcy Code, as amended, or any other federal or state bankruptcy, reorganization, moratorium or insolvency law relating to or affecting the

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enforcement of creditors' rights generally (any of the foregoing, an "Insolvency
Law") without in any way impairing or affecting this Guaranty. This instrument shall be effective regardless of the subsequent incorporation, merger or consolidation of Debtor, or any change in the composition, nature, personnel or location of Debtor and shall extend to any successor entity to Debtor, including a debtor in possession or the like under any Insolvency Law.

      2. Guaranty Absolute. Each of the undersigned jointly and severally guarantees that the Obligations will be paid strictly in accordance with the terms of the Documents and/or any other document, instrument or agreement creating or evidencing the Obligations, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Debtor with respect thereto. Guarantors hereby knowingly accept the full range of risk encompassed within a contract of "continuing guaranty" which risk includes the possibility that Debtor will contract additional indebtedness for which Guarantors may be liable hereunder after Debtor's financial condition or ability to pay its lawful debts when they fall due has deteriorated, whether or not Debtor has properly authorized incurring such additional indebtedness. The undersigned acknowledge that (i) no oral representations, including any representations to extend credit or provide other financial accommodations to Debtor, have been made by Laurus to induce the undersigned to enter into this Guaranty and (ii) any extension of credit to the Debtor shall be governed solely by the provisions of the Documents. The liability of each of the undersigned under this Guaranty shall be absolute and unconditional, in accordance with its terms, and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any waiver, indulgence, renewal, extension, amendment or modification of or addition, consent or supplement to or deletion from or any other action or inaction under or in respect of the Documents or any other instruments or agreements relating to the Obligations or any assignment or transfer of any thereof, (b) any lack of validity or enforceability of any Loan Document or other documents, instruments or agreements relating to the Obligations or any assignment or transfer of any thereof, (c) any furnishing of any additional security to Laurus or its assignees or any acceptance thereof or any release of any security by Laurus or its assignees, (d) any limitation on any party's liability or obligation under the Documents or any other documents, instruments or agreements relating to the Obligations or any assignment or transfer of any thereof or any invalidity or unenforceability, in whole or in part, of any such document, instrument or agreement or any term thereof, (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Debtor, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding, whether or not the undersigned shall have notice or knowledge of any of the foregoing, (f) any exchange, release or nonperfection of any collateral, or any release, or amendment or waiver of or consent to departure from any guaranty or security, for all or any of the Obligations or
(g) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the undersigned. Any amounts due from the undersigned to Laurus shall bear interest until such amounts are paid in full at the highest rate then applicable to the Obligations. Obligations include post-petition interest whether or not allowed or allowable.

      3. Waivers.

            (a) This Guaranty is a guaranty of payment and not of collection. Laurus shall be under no obligation to institute suit, exercise rights or remedies or take any other action against Debtor or any other person liable with respect to any of the Obligations or

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      resort  to  any  collateral  security  held  by it to  secure  any  of the
      Obligations as a condition precedent to the undersigned being obligated to perform as agreed herein and each of the Guarantors hereby waives any and all rights which it may have by statute or otherwise which would require Laurus to do any of the foregoing. Each of the Guarantors further consents and agrees that Laurus shall be under no obligation to marshal any assets in favor of Guarantors, or against or in payment of any or all of the Obligations. The undersigned hereby waives all suretyship defenses and any rights to interpose any defense, counterclaim or offset of any nature and description which the undersigned may have or which may exist between and
      among  Laurus,   Debtor  and/or  the  undersigned   with  respect  to  the
      undersigned's  obligations under this Guaranty, or which Debtor may assert
      on  the  underlying  debt,   including  but  not  limited  to  failure  of
      consideration, breach of warranty, fraud, payment (other than cash payment in full of the Obligations), statute of frauds, bankruptcy, infancy, statute of limitations, accord and satisfaction, and usury.

            (b) Each of the undersigned further waives (i) notice of the acceptance of this Guaranty, of the making of any such loans or extensions of credit, and of all notices and demands of any kind to which the undersigned may be entitled, including, without limitation, notice of adverse change in Debtor's financial condition or of any other fact which might materially increase the risk of the undersigned and (ii) presentment to or demand of payment from anyone whomsoever liable upon any of the Obligations, protest, notices of presentment, non-payment or protest and notice of any sale of collateral security or any default of any sort.

            (c) Notwithstanding any payment or payments made by the undersigned hereunder, or any setoff or application of funds of the undersigned by Laurus, the undersigned shall not be entitled to be subrogated to any of the rights of Laurus against Debtor or against any collateral or guarantee or right of offset held by Laurus for the payment of the Obligations, nor shall the undersigned seek or be entitled to seek any contribution or reimbursement from Debtor in respect of payments made by the undersigned hereunder, until all amounts owing to Laurus by Debtor on account of the Obligations are paid in full and the Documents have been terminated. If, notwithstanding the foregoing, any amount shall be paid to the undersigned on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full and the Documents shall not have been terminated, such amount shall be held by the undersigned in trust for Laurus, segregated from other funds of the undersigned, and shall forthwith upon, and in any event within two (2) business days of, receipt by the undersigned, be turned over to Laurus in the exact form received by the undersigned (duly endorsed by the undersigned to Laurus, if required), to be applied against the Obligations, whether matured or unmatured, in such order as Laurus may determine, subject to the provisions of the Documents. Any and all present and future debts and obligations of Debtor to any of the undersigned are hereby waived and postponed in favor of, and subordinated to the full payment and performance of, all present and future debts and obligations of Debtor to Laurus.

      4. Security. All sums at any time to the credit of the undersigned and any property of the undersigned in Laurus' possession or in the possession of any bank, financial institution or other entity that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, Laurus (each such entity, an "Affiliate") shall be deemed held by Laurus or such Affiliate, as the case may be, as security for any and all of the

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undersigned's  obligations  to Laurus and to any Affiliate of Laurus,  no matter how or when arising and whether under this or any other instrument, agreement or otherwise. Notwithstanding anything to the contrary contained herein, the security interest granted to Laurus shall be limited to goods (including but not limited to equipment and expressly excluding inventory) of the undersigned.

      5. Representations and Warranties. Each of the undersigned respectively, hereby jointly and severally represents and warrants (all of which representations and warranties shall survive until all Obligations are indefeasibly satisfied in full and the Documents have been irrevocably terminated), that:

            (a) Corporate Status. The undersigned is a corporation duly organized, validly existing and in good standing under the laws of the state of incorporation indicated on the signature page hereof and has full power, authority and legal right to own its property and assets and to transact the business in which it is engaged.

            (b) Authority and Execution. The undersigned has full power, authority and legal right to execute and deliver, and to perform its obligations under, this Guaranty and has taken all necessary corporate and legal action to authorize the execution, delivery and performance of this Guaranty.

            (c) Legal, Valid and Binding Character. This Guaranty constitutes the legal, valid and binding obligation of the undersigned enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the enforcement of creditor's rights and general principles of equity that restrict the availability of equitable or legal remedies.

            (d) Violations. The execution, delivery and performance of this Guaranty will not violate any requirement of law applicable to the undersigned or any material contract, agreement or instrument to which the undersigned is a party or by which the undersigned or any property of the undersigned is bound or result in the creation or imposition of any mortgage, lien or other encumbrance other than to Laurus on any of the property or assets of the undersigned pursuant to the provisions of any of the foregoing.

            (e) Consents or Approvals. No consent of any other person or entity (including, without limitation, any creditor of the undersigned) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty.

            (f) Litigation. No litigation, arbitration, investigation or administrative proceeding of or before any court, arbitrator or governmental authority, bureau or agency is currently pending or, to the best knowledge of the undersigned, threatened (i) with respect to this Guaranty or any of the transactions contemplated by this Guaranty or (ii) against or affecting the undersigned, or any of property or assets of the undersigned, which, if adversely determined, would have a material adverse effect on the business, operations, assets or condition, financial or otherwise, of the undersigned.

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            (g)  Financial  Benefit.  Each of the  undersigned  has  derived  or expects to derive a financial or other advantage from each and every loan, advance or extension of credit made under the Documents or other Obligation incurred by Debtor to Laurus.

      6. Acceleration.

            (a) If any breach of any covenant or condition or other event of default shall occur and be continuing under any agreement made by Debtor or any of the undersigned to Laurus, or either Debtor or any of the undersigned should at any time become insolvent, or make a general assignment, or if a proceeding in or under any Insolvency Law shall be filed or commenced by, or in respect of, any of the undersigned, or if a notice of any lien, levy, or assessment is filed of record with respect to any assets of any of the undersigned by the United States of America or any department, agency, or instrumentality thereof, or if any taxes or debts owing at any time or times hereafter to any one of them becomes a lien or encumbrance upon any assets of the undersigned in Laurus' possession, or otherwise, any and all Obligations shall for purposes hereof, at Laurus' option, be deemed due and payable without notice notwithstanding that any such Obligation is not then due and payable by Debtor.

            (b) Each of the undersigned will promptly notify Laurus of any default by such undersigned in its respective performance or observance of any term or condition of any agreement to which the undersigned is a party if the effect of such default is to cause, or permit the holder of any obligation under such agreement to cause, such obligation to become due prior to its stated maturity and, if such an event occurs, Laurus shall have the right to accelerate such undersigned's obligations hereunder.

      7. Payments from Guarantors. Laurus, in its sole and absolute discretion, with or without notice to the undersigned, may apply on account of the Obligations any payment from the undersigned or any other guarantors, or amounts realized from any security for the Obligations, or may deposit any and all such amounts realized in a non-interest bearing cash collateral deposit account to be maintained as security for the Obligations.

      8. Costs. The undersigned shall pay on demand, all costs, fees and expenses (including expenses for legal services of every kind) relating or incidental to the enforcement or protection of the rights of Laurus hereunder or under any of the Obligations.

      9. No Termination. This is a continuing irrevocable guaranty and shall remain in full force and effect and be binding upon the undersigned, and each of the undersigned's successors and assigns, until all of the Obligations have been paid in full and the Documents have been irrevocably terminated. If any of the present or future Obligations are guarantied by persons, partnerships or corporations in addition to the undersigned, the death, release or discharge in whole or in part or the bankruptcy, merger, consolidation, incorporation, liquidation or dissolution of one or more of them shall not discharge or affect the liabilities of any undersigned under this Guaranty.

      10. Recapture. Anything in this Guaranty to the contrary notwithstanding, if Laurus receives any payment or payments on account of the liabilities guaranteed hereby, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver, or any other party under any Insolvency Law, common law or equitable doctrine, then to the extent of any sum not

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finally  retained by Laurus,  the  undersigned's  obligations to Laurus shall be reinstated and this Guaranty shall remain in full force and effect (or be reinstated) until payment shall have been made to Laurus, which payment shall be due on demand.

      11. Books and Records. The books and records of Laurus showing the account between Laurus and Debtor shall be admissible in evidence in any action or proceeding, shall be binding upon the undersigned for the purpose of establishing the items therein set forth and shall constitute prima facie proof thereof.

      12. No Waiver. No failure on the part of Laurus to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Laurus of any right, remedy or power hereunder preclude any other or future exercise of any other legal right, remedy or power. Each and every right, remedy and power hereby granted to Laurus or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by Laurus at any time and from time to time.

      13. Waiver of Jury Trial. EACH OF THE UNDERSIGNED DOES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR WITH RESPECT TO THIS GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR RELATING OR INCIDENTAL HERETO. THE UNDERSIGNED DOES HEREBY CERTIFY THAT NO REPRESENTATIVE OR AGENT OF LAURUS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LAURUS WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

      14. Governing Law; Jurisdiction; Amendments. THIS INSTRUMENT CANNOT BE CHANGED OR TERMINATED ORALLY, AND SHALL BE GOVERNED, CONSTRUED AND INTERPRETED AS TO VALIDITY, ENFORCEMENT AND IN ALL OTHER RESPECTS IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE UNDERSIGNED EXPRESSLY CONSENTS TO THE JURISDICTION AND VENUE OF THE SUPREME COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR ALL PURPOSES IN CONNECTION HEREWITH. ANY JUDICIAL PROCEEDING BY THE UNDERSIGNED AGAINST LAURUS INVOLVING, DIRECTLY OR INDIRECTLY ANY MATTER OR CLAIM IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED HEREWITH SHALL BE BROUGHT ONLY IN THE SUPREME COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. THE UNDERSIGNED FURTHER CONSENTS THAT ANY SUMMONS, SUBPOENA OR OTHER PROCESS OR PAPERS (INCLUDING, WITHOUT LIMITATION, ANY NOTICE OR MOTION OR OTHER APPLICATION TO EITHER OF THE AFOREMENTIONED COURTS OR A JUDGE THEREOF) OR ANY NOTICE IN CONNECTION WITH ANY PROCEEDINGS HEREUNDER, MAY BE SERVED INSIDE OR OUTSIDE OF THE STATE OF NEW YORK OR THE SOUTHERN DISTRICT OF NEW YORK BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY PERSONAL SERVICE PROVIDED A REASONABLE TIME FOR APPEARANCE IS PERMITTED, OR IN SUCH OTHER MANNER AS MAY BE PERMISSIBLE UNDER THE RULES OF SAID COURTS. EACH OF THE UNDERSIGNED WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREON AND SHALL NOT ASSERT ANY

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DEFENSE  BASED  ON LACK OF  JURISDICTION  OR  VENUE  OR  BASED  UPON  FORUM  NON
CONVENIENS.

      15. Severability. To the extent permitted by applicable law, any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      16. Amendments, Waivers. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the undersigned therefrom shall in any event be effective unless the same shall be in writing executed by each of the undersigned and Laurus.

      17. Notice. All notices, requests and demands to or upon the undersigned, shall be in writing and shall be deemed to have been duly given or made (a) when delivered, if by hand, (b) three (3) days after being sent, postage prepaid, if by registered or certified mail, (c) when confirmed electronically, if by facsimile, or (d) when delivered, if by a recognized overnight delivery service in each event, to the numbers and/or address set forth beneath the signature of the undersigned.

      18. Successors. Laurus may, from time to time, without notice to the undersigned, sell, assign, transfer or otherwise dispose of all or any part of the Obligations and/or rights under this Guaranty. Without limiting the generality of the foregoing, Laurus may assign, or grant participations to, one or more banks, financial institutions or other entities all or any part of any of the Obligations. In each such event, Laurus, its Affiliates and each and every immediate and successive purchaser, assignee, transferee or holder of all or any part of the Obligations shall have the right to enforce this Guaranty, by legal action or otherwise, for its own benefit as fully as if such purchaser, assignee, transferee or holder were herein by name specifically given such right. Laurus shall have an unimpaired right to enforce this Guaranty for its benefit with respect to that portion of the Obligations which Laurus has not disposed of, sold, assigned, or otherwise transferred.

      19. Release. Nothing except cash payment in full of the Obligations shall release any of the undersigned from liability under this Guaranty.

                        [Remainder of this page is blank.
                       Signature page immediately follows]

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         IN WITNESS WHEREOF, this Guaranty has been executed by the undersigned this __ day of April 26, 2003.

                                     NOLOGOC CORP.

                                     By:       _________________________________

                                     Name:     _________________________________

                                     Title:    _________________________________

                                     Address:

                                     Telephone:
                                     Facsimile:
                                     State of Incorporation:      New Jersey

                                               _________________________________

                                               _________________________________

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STATE OF _____________     )
                           ) SS
COUNTY OF ____________     )

      On the ____ day of February , 2004, before me personally came ___________________________________________ to me known, who being by me duly sworn, did depose and say s/he is the ______________ of ___________________  the
corporation described in and which executed the foregoing instrument; and that s/he signed her/his name thereto by order of the board of directors of said corporation.

                                    ____________________________________________

                                    ____________________________________________

                                                  Notary Public

                                    My Commission Expires:

                                                          ______________________

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